EXHIBIT 3.1
                                   -----------

                                    DELAWARE
                                 THE FIRST STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF CARCORP USA CORPORATION AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF FEBRUARY, A.D. 1999 AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT CHANGING ITS NAME FROM HYDROX SALES CORP. TO CARCORP USA CORPORATION, FILED THE EIGHTH DAY OF NOVEMBER, 2001, AT 9 O'CLOCK A.M.

     CERTIFICATE OF RENEWAL, FILED THE TWENTY-EIGHTH DAY OF MAY, A.D. 2003 AT 6:26 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE SECOND DAY OF JUNE, A.D., 2003, AT 6:16 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.













[GREAT SEAL]                        /s/ HARRIET SMITH WINDSOR
                                    -----------------------------------------
                                    Harriet Smith Windsor, Secretary of State

3001123  8100H                      AUTHENTICATION:  2483311

030405777                                         DATE:            06-19-03

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 9:00 AM 02/05/1999
                                                            991046640-3001123

                          CERTIFICATE OF INCORPORATION
                                       OF
                               HYDROX SALES CORP.


     FIRST: The name of this corporation shall be: HYDROX SALES CORP.

     SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD: The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this Corporation is authorized to issue is:

     Twenty Million (20,000,000) shares with a par value of One Mil ($.001) each, amounting to Twenty Thousand Dollars ($20,000.00).

     FIFTH: The name and mailing address of the incorporator is as follows:

            Neysa Webb
            The Company Corporation
            1013 Centre Road
            Wilmington, DE  19805

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation, this fourth day of February, A.D. 1999.

                                         /s/ Neysa Webb
                                         --------------------------------------
                                         Neysa Webb, Incorporator

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 9:00 AM 11/08/2001
                                                          010575475 - 3001123

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               HYRDROX SALES CORP.
                         (Pursuant to Section 242 of the
                        Delaware General Corporation Law)

     The undersigned, Morris Diamond and Shirley Diamond, President and Secretary of Hydrox Sales Corp. (the "Company") and existing under the laws of the State of Delaware do hereby certify that:

     1. The Certificate of Incorporation of the Company is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware, in Article One thereof by the substitution of the following provision:

     FIRST: The name of the corporation shall be: CARCORP USA CORPORATION.

     2. The Certificate of Incorporation of the Company is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware, in Article Fourth thereof by the addition of the following provisions:

     4.1. Reclassification of Shares. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified and changed into one-third (1/3) of a share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new Certificates pursuant to the provisions hereof. One full share representing each fractional share interest in New Common Stock will be issued by The Company. A record holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common Stock for which new Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall be one additional share for each fractional share. If any new Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the exchange Agent that such taxes are not payable. From and after the Effective Date the amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter, reduced or increased in accordance with applicable law.

     4.2 Authorized Capital Prior to Reclassification. The total number of shares which the corporation was authorized to issue prior to the reclassification in section 4.1 above was 20,000,000 of Common Stock having a par value of $0.001 per share and no Preferred Stock.

     4.3 Authorized Capital After Reclassification. Effective as of the date this amendment is filed with the Delaware Secretary of State, the total number of shares which the corporation is authorized to issue is 100,000,000 of Common Stock having a par value of $0.001 per share and no Preferred Stock.

     3. The foregoing Amendment to the Certificate of Incorporation was authorized by the Board of Directors and duly adopted by consent action by the holders of in excess of sixty two percent (62%) of the Company's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 24th day of January, 2001, and DO HEREBY CERTIFY that the facts stated in this Certificate of Amendment are true and correct.


By:   /s/ Morris Diamond
      --------------------------------------------
      Morris Diamond, President

By:   /s/ Shirley Diamond
      --------------------------------------------
      Shirley Diamond, Secretary

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 06:26 PM 05/28/2003
                                                       FILED 06:26 PM 05/28/2003
                                                    SRV 030349211 - 3001123 FILE

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

CARCORP USA CORPORATION, FORMERLY HYDROX SALES CORP., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is CARCORP USA CORPORATION formerly HYDROX SALES CORP.
2, It's registered office in the State of Delaware is located at 2711 CENTERVILLE ROAD, SUITE 400, in the City of WILMINGTON, County of NEW CASTLE, Zip Code 19808 and the name of its registered agent is Corporation Service Company.
3. The date of filing of the original Certificate of Incorporation in Delaware was FEBRUARY 5, 1999.
4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28 day of FEBRUARY A.D. 2003, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5. This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH, A.D. 2003, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and incompliance with the provision of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, MICHAEL DEMEO the last and acting authorized officer hereunto set his/her hand to this certificate this 28TH day of MAY 2003.

                                     By:    /s/ Michael Demeo
                                         ----------------------------------
                                     Authorized Officer

                                     Name:       MICHAEL DEMEO
                                         ----------------------------------
                                     Print or Type

                                     Title:      CHAIRMAN, PRES & CEO
                                           --------------------------------

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 06:16 PM 06/02/2003
                                                       FILED 06:16 PM 06/02/2003
                                                    SRV 030362765 - 3001123 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            FOREIGN CORPORATION INTO
                             A DOMESTIC CORPORATION

Pursuant to Title 8, Section 262 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is CARCORP USA CORPORATION, a Delaware corporation, and the name of the corporation being merged with and into this surviving corporation is ELITE FLIGHT SOLUTIONS, INC., a Nevada corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the consultant corporation pursuant to Title 8,
Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is CARCORP USA CORPORATION, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. No amendments shall be effected by the merger.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 800,000,000 shares of common stock having a par value of $.001 per share and 25,000,000 shares of preferred stock having a par value of $.001 per share.

SIXTH: The merger is to become effective on the date of filing of this Certificate of Merger with the Secretary of State of Delaware.

SEVENTH: The Agreement of Merger is on file at 5500 Bee Ridge Road, Suite e-3, Sarasota, FL 34233, the office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, this 30th day of May, A.D., 2003.

CARCORP USA CORPORATION

By:      /s/ Michael Demeo
    -----------------------------------
Name:    Michael Demeo
Its:     President

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CARCORP USA CORPORATION,
                             A DELAWARE CORPORATION
                             ----------------------


     The undersigned, in order to amend its Certificate of Incorporation, hereby certifies as follows:

     FIRST: That a meeting of the Board of Directors of Carcorp USA Corporation (the "CORPORATION") was held on February 4, 2003, at which resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and:

     The corporation hereby amends Article 1 of its Certificate of Incorporation as follows:

     "The name of this corporation is Elite Flight Solutions, Inc."

     SECOND: That thereafter, on June 2, 2003, pursuant to a resolution of its Board of Directors, a written consent of the holders of outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, was substituted for a meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of this amendment.



                                        CARCORP USA CORPORATION

                                        By:  /s/ Gregory Love
                                           ---------------------
                                             Gregory Love

                                        Name and Title:  Gregory Love, President
                                        Date:  June 25, 2003